UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Canterbury Park Holding Corporation
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CANTERBURY PARK HOLDING CORPORATION

1100 Canterbury Road
Shakopee, Minnesota 55379
(952) 445-7223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 7, 2017

Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held in the Triple Crown Room at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Wednesday, June 7, 2017, beginning at 10:00 a.m. local time, for the following purposes:

1.	To elect five directors to hold office until the 2018 Annual Meeting of Shareholders or until their successors are elected;

2.	To approve amendments to the Company’s Stock Plan, including increasing the number of shares authorized to be issued under the Stock Plan; and

3.	To ratify the appointment of Wipfli, LLP (“Wipfli”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

The Board of Directors has fixed the close of business on April 12, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

As our Annual Report to Shareholders for 2016 we are also separately supplying our Annual Report on Form 10-K as filed with the Securities & Exchange Commission on March 30, 2017.

All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Whether or not you expect to attend, please vote as soon as possible. If your shares are registered in your name, information regarding how you can vote in person, over the Internet or by mail is provided in the materials sent to you, and, if you have received a proxy card, it provides information on how to vote your shares. If you hold shares beneficially through a financial institution, please follow the voting instructions it provides. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

Randall D. Sampson
President and Chief Executive Officer

Shakopee, Minnesota

April 24, 2017

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Company’s Annual Report on Form 10-K for its 2016 fiscal year are available at: http://canterburypark.investorroom.com/sec-filings.

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT

CANTERBURY PARK HOLDING CORPORATION

PROXY STATEMENT FOR JUNE 7, 2017 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is being provided on behalf of the Board of Directors of Canterbury Park Holding Corporation (the “Company,” “Canterbury,” or “we”) in connection with the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Wednesday, June 7, 2017, beginning at 10:00 a.m. Central Daylight Time (the “Annual Meeting”). The Board of Directors is soliciting proxies to be voted at the Annual Meeting, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016 as filed with the Securities Exchange Commission (“SEC”) available to our shareholders on or about April 25, 2017.

Recent Reorganization. The Company was incorporated as a Minnesota corporation in October 2015. The Company is a successor corporation to another corporation, also named Canterbury Park Holding Corporation, that was incorporated in 1994 (“CPHC”). Effective as of the close of business on June 30, 2016, CPHC’s business and operations were reorganized into a holding company structure (the “Reorganization”) pursuant to an Agreement and Plan of Merger dated as of March 1, 2016 that was approved by CPHC’s shareholders on June 28, 2016. Pursuant to the Reorganization, the Company replaced CPHC as the public company owned by CPHC’s shareholders, with each shareholder at June 30, 2016 owning the same number of shares and having the same percentage ownership in the Company (and, indirectly, in all property and other assets then owned by CPHC) immediately after the Reorganization as that shareholder had in CPHC immediately before the Reorganization. Further information regarding the Reorganization is set forth in the Company’s Annual Report on Form 10-K for 2016 filed with the SEC on March 30, 2017. For purposes of this Proxy Statement, when “Company,” “Canterbury,” or “we” is used with reference to information covering, including or related to periods up to and including June 30, 2016, each such term refers to the business, operations and governance of CPHC prior to the Reorganization.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At our Annual Meeting, shareholders will be asked to vote on three matters. These are:

●	The election of five directors.

●	Approving amendments to the Company’s Stock Plan, including an increase in the number of shares authorized to be issued under the Stock Plan.

●	Ratifying the appointment of Wipfli LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

The Company’s management will also report on the Company’s performance during the last fiscal year and respond to questions from shareholders.

Will any other business be conducted?

While we do not expect that other business will be conducted at the Annual Meeting, we will consider other business, if any, that is properly presented at the meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” the election of each of the Company’s nominees for director, “FOR” approval of the proposed amendments to the Stock Plan, and “FOR” ratification of the appointment of Wipfli LLP as our registered independent accounting firm.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on April 12, 2017, you are entitled to vote at the meeting. As of the record date, 4,358,885 shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” for those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares, and your shares are held by the financial institution or nominee in “street name.” If you are a “street name” holder, you will receive a voting instruction card, which is very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can together vote at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or if the shareholder has properly submitted a proxy by mail, telephone or Internet. In addition, if a shareholder is not present in person and has not submitted a proxy, but the financial institution or other nominee has the limited power to vote the shares for the ratification of the independent registered public accounting firm, than those shares will be considered present for that agenda item and will count toward establishing a quorum.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either by:

●	Accessing the Internet website specified on your proxy card;

●	Calling the toll-free number specified on your proxy card; or

●	Signing and returning your proxy card in the postage-paid envelope provided.

If you hold shares beneficially in street name, you may also vote your shares by accessing the Internet website specified on your proxy card, by telephone or by mail following the instructions provided to you by your broker, bank, trustee or nominee. The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote in person at the meeting as described below in “May I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one proxy card or voting instruction card?

It means you hold shares of the Company stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card or voting instruction card you receive.

May I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, however, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

If you hold your shares in street name, and then decide to attend the meeting, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote these shares at the meeting.

What vote is required to elect directors?

The five director nominees receiving the most votes for election to the Board will be elected as the Company’s directors.

How are votes recorded and counted?

Shareholders may either vote FOR or WITHHOLD authority to vote for each nominee for election to the Board of Directors. Shareholders may vote FOR, AGAINST, or ABSTAIN on the other proposals.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

Brokers who hold shares in street name have discretionary authority to vote on certain “routine” items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on “non-routine” items without such instructions. If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on proposals for which no instructions were given. Your broker or nominee has discretionary authority to vote your shares on the ratification of Wipfli as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	By sending a written notice of revocation to our Corporate Secretary;

●	By submitting another properly signed proxy card at a later date to our Corporate Secretary;

●	By submitting another proxy by telephone or via the Internet at a later date; or,

●	By voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of preparing this proxy statement and this solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

How can a shareholder present a proposal at the 2018 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2018 Annual Meeting the written proposal must be received at our principal executive offices by the close of business on December 31, 2017. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Please review “Other Information – Shareholder Proposals for 2018 Meeting” at the end of this Proxy Statement.

If a shareholder wishes to present a proposal at the 2018 Annual Meeting that would not be included in our Proxy Statement for that meeting, please review “Other Information – Shareholder Proposals for 2018 Meeting” for more information regarding the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2016 Annual Report on Form 10-K?

Our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 is being supplied as our Annual Report to Shareholders for 2016 with this Proxy Statement. It is also available electronically with this Proxy Statement at the link on the Notice of Annual Meeting above. Our Annual Report on Form 10-K is also available at our website, www.canterburypark.com, by following the “SEC Filings” link in the “Investor Relations” page. If requested, we will provide copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, 1100 Canterbury Road, Shakopee, MN 55379.

What if I do not specify a choice for any matter when returning my proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares “FOR” the election of each of the nominees to the Board of Directors presented in proposal 1 and “FOR” Proposals 2 and 3.

If any other matters come up for a vote at the meeting, the proxy holders will vote according to the recommendations of our Board of Directors or, if there is no recommendation, in their own discretion.

CORPORATE GOVERNANCE AND BOARD MATTERS

General.

Our Board of Directors is committed to sound and effective corporate governance practices. Our policies are in compliance with the rules of the Securities and Exchange Commission (“SEC”) and listing standards of the NASDAQ Stock Exchange (“NASDAQ”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access the charters of our Audit Committee and our Compensation Committee, our Code of Conduct and our Corporate Governance Guidelines in the Investor Relations section of our website at www.canterburypark.com or by writing to the Investor Relations Department at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, or by e-mailing our Investor Relations Department at investorrelations@canterburypark.com.

Director Independence.

The Board of Directors follows director independence guidelines that are consistent with the definitions of “independence” set forth in NASDAQ’s listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our current directors and our director nominees and has determined that, each of the following directors qualifies as “independent” under NASDAQ listing standards: Patrick R. Cruzen, Burton F. Dahlberg, Carin J. Offerman, and Dale H. Schenian. Our directors Curtis A. Sampson and Randall D. Sampson are not independent under NASDAQ listing standards. Randall D. Sampson does not qualify as independent because he is our President and Chief Executive Officer. Curtis A. Sampson does not qualify as independent under the NASDAQ listing standards because he is an immediate family member (father) of Randall D. Sampson.

Board Committees and Committee Independence.

Board Committees. Our Board of Directors has established two committees; an Audit Committee and a Compensation Committee. The composition and function of each of these committees are set forth below.

Audit Committee. The Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between us and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our accounting, financial reporting and internal controls, and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Wipfli, our independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee operates under a formal charter, which was most recently amended on

June 5, 2008. The current members of the Audit Committee are Patrick R. Cruzen (Chair), Burton F. Dahlberg, and Carin J. Offerman, each of whom is independent under Rule 10A-3 of the Exchange Act and NASDAQ listing standards. Further, the Board of Directors has determined that Mr. Cruzen and Ms. Offerman each meet the Securities and Exchange Commission definition of an “audit committee financial expert.” As required by its charter, all of the members of the Audit Committee meet the NASDAQ requirements regarding financial literacy and financial sophistication. The Audit Committee met four times during 2016.

Compensation Committee. The Compensation Committee provides oversight of our overall compensation strategy, reviews and recommends to the Board of Directors the compensation of our Chief Executive Officer and the other executive officers, administers our equity based compensation plans and oversees our 401(k) Plan and similar employee benefit plans. The Compensation Committee operates under a charter that was last amended in June 2008. The current members of the Compensation Committee are Carin J. Offerman (Chair), Patrick R. Cruzen, and Dale H. Schenian, each of whom is independent under NASDAQ listing standards and the independence requirements of the Securities and Exchange Commission. The Compensation Committee met two times in 2016.

Meeting Attendance.

Our Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval. The Canterbury Board formally met nine times during 2016, in person or by telephone conference call. Frequently, in-person meetings included an executive session without the presence of non-independent directors and management.

Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. Each of our current directors attended at least 75% of the meetings of the Board and committees on which he or she served during 2016. In addition, all of the directors attended the Company’s 2016 Annual Meeting of Shareholders.

Selecting Nominees for Election to the Board.

The independent members of our Board of Directors are responsible for recommending who will be presented as the Board’s nominees for election at our annual shareholder meetings. In selecting the nominees, the independent directors review the composition of the full Board to determine the qualifications and areas of expertise needed for effective governance. The Board does not have a formal policy with regard to diversity. Nevertheless in proposing nominees, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, ownership of or commitment to purchase our common stock, and a willingness to devote adequate time and effort to Board responsibilities, the Board seeks to have a board that reflects diversity in relevant business experience, education, skills, business relationships and associations, and personal background, as well as other factors that will contribute to Board oversight of management of the Company.

Nominations by Shareholders.

The Board of Directors will consider qualified individuals proposed by shareholders along with other potential candidates when determining what individuals it will recommend for election at our annual shareholders meeting. Shareholders can submit proposed candidates, together with appropriate biographical information, to the Board of Directors at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: Chief Executive Officer. Submissions will be forwarded to the independent directors for review and consideration. Any shareholder desiring to submit a director candidate for consideration at our 2018 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than December 31, 2017 in order to provide adequate time for the independent directors to properly consider the candidate.

Our By-laws provide that shareholders may directly nominate an individual for election to the Board at our shareholders meeting if certain procedures are followed. A shareholder wishing to formally nominate an individual to election to the Board at a future shareholder meeting should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2018 Annual Meeting -- Shareholder Nominations” at the end of this Proxy Statement.

Code of Conduct.

We have adopted a Code of Conduct (the “Code”) applicable to all of our officers, directors, employees and consultants that specifies guidelines for professional and ethical conduct in the workplace. The Code also incorporates a special set of guidelines applicable to our senior financial officers, including the chief executive officer, chief financial officer and others involved in preparation of our financial reports. These guidelines are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by us and compliance with laws, rules and regulations concerning this periodic reporting.

Contacting the Board of Directors.

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at: Canterbury Park Holding Corporation, 1100 Canterbury Road, Shakopee, Minnesota 55379. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Board Leadership.

The Board does not have a formal policy regarding separating the roles of Chief Executive Officer and Chair of the Board, although currently the two positions are separated. Both the Chair and Vice Chair, who together are the beneficial owners of approximately 31.5% of the Company’s stock, are actively engaged in providing leadership at the Board level in matters considered by the Board and in regard to establishing Board priorities.

Board’s Role in Managing Risk.

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for oversight of risk management. Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board related to risk management, and our Board regularly discusses with management identified major risk exposures, their potential financial impact on the Company and steps that can be taken to manage these risks.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm at regularly scheduled meetings to receive reports on the firm’s review of the Company’s financial statements.

Director Compensation.

Compensation information paid to non-employee directors of the Company is set forth below under the caption “Director Compensation.”

PROPOSAL 1

ELECTION OF DIRECTORS

The independent members of the Board of Directors have nominated and recommend for election as our directors the five individuals named below, each of whom is a current director of the Company. The Board of Directors believes that each nominee named below will be able to serve, but if a nominee is unable to serve as a director, the persons named in the proxies have advised us that they would vote for the election of such substitute nominee as the independent members of the Board of Directors may propose.

Information regarding the experience, qualifications and other attributes that qualify each of the nominees to serve on the Company’s Board is set forth below. In addition, information as to their respective ownership of Company common stock is set forth below under “Security Ownership of Certain Beneficial Owners and Management.”

BURTON F. DAHLBERG, age 84, has been a director of the Company since 2004. Since 2003 he has been an independent commercial real estate consultant. From 1987 to 2002, Mr. Dahlberg was President and Chief Operating Officer of Kraus-Anderson Inc., a national firm engaged in commercial real estate development, construction, building management, finance and insurance brokerage services. From 1968 to 1987, Mr. Dahlberg held other, successively more responsible executive positions with Kraus-Anderson Inc. or one of its subsidiaries. In addition, from 1985 to 2005, Mr. Dahlberg was an owner and breeder of thoroughbred race horses and was licensed to race thoroughbreds in Minnesota, Alabama, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, and Texas. Mr. Dahlberg also served on the board of the Minnesota Thoroughbred Association from 1988 to 1993, was its Vice President in 1989, and its President during 1990 and 1991. Mr. Dahlberg’s knowledge and experience gained from a 35-year career in commercial real estate construction, management and finance is extremely valuable to the Board’s understanding and oversight of the Company’s maintenance and improvement of its facilities, as well as the Company’s assessment and pursuit of opportunities for developing its unused and underutilized land.

CARIN J. OFFERMAN, age 68, has been a director of the Company since 1994. Ms. Offerman is currently engaged in private investment activities and is a principal in Puppy Good Start which provides dog training services. From 1997 to 2000, Ms. Offerman was the President and CEO of Offerman & Company, a regional investment banking and retail broker-dealer firm, and from 1990 to 1997 was its Executive Vice President. Prior to 1990, Ms. Offerman served in various capacities with Offerman & Company for the preceding six years, including as registered representative and sales retail manager. Ms. Offerman was a member of the board of the Minnesota Thoroughbred Association from 1993 to 1996 and served as its President in 1993 and 1994. Ms. Offerman has been an owner and breeder of both show horses and thoroughbreds, and she has been or is currently licensed as a horse owner in Minnesota, Iowa and Nebraska. Since 1991 she has been a member of the Minnesota Racing Commission’s Breeders Fund Advisory Board and its Chair since 2003. As a member of the Company’s Board of Directors, Ms. Offerman brings a unique blend of entrepreneurial experience, knowledge and experience in investment banking and finance, and a deep understanding of the horse industry.

CURTIS A. SAMPSON, age 83, co-founded the Company in 1994 and has been a director and Chair of its Board since the Company was incorporated. Mr. Sampson founded and has been the Chairman of the Board of Communications Systems, Inc. (“CSI”), a public company principally engaged in manufacturing and selling products for the telecommunications and data communications industries since 1969. Mr. Sampson served as the CEO of CSI from 1969 to 2007, and as interim CEO from September 2013 to June 2014. Mr. Sampson is a Regent of Augsburg College in Minneapolis, Minnesota and a member of the Emeritus Board of Advisors of the University of Minnesota’s Carlson School of Business. Over the course of his career, Mr. Sampson has served on non-profit boards, telephone industry association boards, private company boards and the following public company boards: Nature Vision, Inc. (2001 to 2009) and Hector Communications Corporation (1990 to 2006). Mr. Sampson is the owner of Sampson Farms (crop farming and a breeder of thoroughbred horses) based in Hector, Minnesota and he is currently, or has been in the past, licensed as a horse owner in Arkansas, Florida, Illinois, Iowa, Kentucky, Minnesota, Nebraska and Oklahoma. The distinctive perspective Mr. C.A. Sampson brings to the Board is his extensive and wide ranging knowledge and experience in business, management and corporate finance gained over more than 40 years leading sizable enterprises, his knowledge of the thoroughbred horse racing industry and, as one of the Company’s largest shareholders, one that has a substantial stake in the Board’s efforts to build shareholder value.

RANDALL D. SAMPSON, age 59, co-founded the Company with his father and director Dale Schenian in 1994 and has served as its President and Chief Executive Officer and on the Company’s Board of Directors since inception. After graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of Deloitte & Touche where he earned his CPA certification. He subsequently gained experience as a controller of a private company and, thereafter, served as a Chief Financial Officer of a public company before becoming one of the three co-founders of Canterbury Park Holding Corporation in 1994. From 1987 to 1994, R.D. Sampson also managed Sampson Farms, a breeder of thoroughbred horses located in Hector, Minnesota that is owned by his father, C.A. Sampson, the Company’s Board Chair. Since 1999 Mr. Sampson has been a director of Communications Systems Inc. Mr. Sampson is also a vice president and director of the Thoroughbred Racing Association of North America. Prior to becoming Chief Executive Officer, Mr. Sampson was a horse owner and active in horse industry associations and advisory boards. As the Company’s Chief Executive Officer, Mr. Sampson brings to the Board deep experience in the horse industry, financial expertise and an in-depth understanding of the Company’s personnel, operations, financial results performance, financial position, challenges and opportunities.

DALE H. SCHENIAN, age 75, co-founded the Company and has been Vice Chair of the Board since 1994. From 1990 to 2004, Mr. Schenian was President and Chief Executive Officer of City Auto Glass Companies, a company he founded in 1990, and continued to serve as its Chairman of the Board until December 2015. Under his leadership, City Auto Glass grew from a start-up to an enterprise with facilities in more than 20 locations in Minnesota, western Wisconsin and northern Iowa. For approximately 30 years preceding launching City Auto Glass, Mr. Schenian either owned or worked for other companies in the highly competitive auto glass industry. In addition to other leadership roles in other business and community organizations, Mr. Schenian served on the board of Bremer Bank from 1984 to 2009. Mr. Schenian, from 1985 to present, has also been an owner and breeder of thoroughbred race horses licensed in Minnesota, Illinois, Texas, Kansas, Oklahoma, Kentucky, Iowa and Nebraska. Mr. Schenian’s perspective is that of one whose career has been dedicated to building businesses in a highly competitive service industry, who has a high degree of knowledge about the horse racing industry and, as one of the Company’s largest shareholders, who has a significant stake in the Board’s efforts to build shareholder value.

Board Voting Recommendation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

Recognition of Director Patrick R. Cruzen

Director Patrick R. (“Pat”) Cruzen is not standing for reelection at the Company’s 2017 Annual Shareholders Meeting, and we want to express our sincere appreciation for his faithful and dedicated service. Mr. Cruzen joined Canterbury’s Board in June 2002 and completes 15 years of service to the Company at our Annual Meeting this year. Mr. Cruzen has been a member of the Board’s Audit Committee and its designated financial expert since 2002 and has served as the Chair of the Audit Committee since 2006. Mr. Cruzen has also been a member of our Compensation Committee since 2002. Finally, drawing on his many years as an executive in the gaming industry, Mr. Cruzen played a vital role in securing approval for and launching our Card Casino in 2000. Thank you Pat! Your 15 years of dedicated service and wise counsel have been instrumental to our success.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based upon information available as of April 12, 2017, the beneficial ownership of shares of our common stock (i) by each person known by us to own of record or beneficially five percent or more of our common stock, (ii) by the current Named Executive Officers listed in the Summary Compensation Table below, (iii) by each of our directors and director nominees; and (iv) by all of our current executive officers and directors as a group. Unless otherwise indicated, the persons listed below may be contacted by mail at 1100 Canterbury Road, Shakopee, Minnesota 55379.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(1)(2)

Gabelli Asset Management, Inc.
One Corporate Center	1,115,224	(3)	25.6%
Rye, New York 10580-1435
Curtis A. Sampson	867,887	(4)	19.9%
Randall D. Sampson	618,671	(5)	14.1%
Dale H. Schenian	507,030	(6)	11.6%
Carin J. Offerman	94,232		2.2%
Burton F. Dahlberg	21,005		*
Patrick R. Cruzen	22,982		*
Michael Garin	65,982		1.5%
Michael Hochman	6,781		*
All current directors and executive officers as a group (8 persons)	1,862,570		41.8%

*	Indicates ownership of less than one percent

(1)	Includes shares not currently outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of April 12, 2017. Such shares are treated as outstanding only when determining the amount and percent owned by the respective individual or group.

(2)	Includes the following number of shares that may be acquired upon exercise of stock options exercisable within sixty days after April 12, 2017: Mr. C. Sampson, 12,000 shares; Mr. R. Sampson, 30,000 shares; Mr. Schenian, 12,000 shares; Ms. Offerman, 12,000 shares; Mr. Dahlberg, 6,000 shares; Mr. Cruzen, 6,000 shares; and all director and officers as a group, 95,250 shares.

(3)	Based upon Amendment 19 to Schedule 13D filed by GAMCO Investors, Inc. on July 28, 2016, which includes shares beneficially owned by Gabelli Funds, GAMCO Asset Management, Teton Advisors, Inc., Gabelli Securities, Inc. and MJG Associates, Inc.

(4)	Includes 11,300 shares held by Mr. C. Sampson’s spouse as to which beneficial ownership is disclaimed. Also includes 342,000 shares owned by the Marian Arlis Sampson 2012 Family Irrevocable Trust. Marian Arlis Sampson is Mr. C. Sampson’s spouse.

(5)	Includes 342,000 shares owned by the Marian Arlis Sampson 2012 Family Irrevocable Trust. Mr. R. Sampson is trustee of this trust, but disclaims beneficial ownership of any shares held by the trust.

(6)	Includes 33,000 shares held by Mr. Schenian’s spouse as to which beneficial ownership is disclaimed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, consisting of Patrick Cruzen (Chair), Burton Dahlberg, and Carin Offerman, held four meetings during 2016 with management and our independent registered public accounting firm. These meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent registered public accounting firm.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2016 with management and Wipfli at its meeting on March 23, 2017. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The discussions with Wipfli also included the matters required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties).

Wipfli also provided to the Audit Committee the written disclosures and the letter regarding its independence required by PCAOB Auditing Standard No. 16. This information was discussed with the Audit Committee.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S STOCK PLAN

Introduction

The Canterbury Park Holding Corporation Stock Plan (the “Plan”) was approved and adopted by the Company’s Board of Directors and its shareholders in 1994. The purpose of the Plan is to provide long-term incentive compensation to selected officers, key employees and non-employee directors of the Company and of any subsidiary of the Company, to provide a means of rewarding outstanding performance, and to enable the Company to attract and retain key personnel necessary for the Company’s growth and profitability. The Plan provides for the granting of awards in the form of incentive stock options (ISOs), non-qualified stock options (NQSOs), Restricted Stock, Stock Appreciation Rights and Deferred Stock to key employees and non-employees, including directors of and consultants to the Company and any subsidiary.

The Plan originally authorized the issuance of 250,000 shares of common stock pursuant to options granted thereunder. Amendments to increase the number of shares available for issuance under the Plan were ratified and approved by the Company’s shareholders in 1997, 1999, 2002, and 2004. Currently, the maximum number of common shares that may be acquired under the Plan is 1,450,000 shares of common stock. On April 12, 2017 the Board approved amendments to the Plan, described below, to increase the number of shares that may be issued pursuant to the Plan and to modify the provision in the Plan that authorizes equity awards to non-employee directors as compensation for service on the Board.

Proposed Amendments to Stock Plan to Increase Authorized Shares.

After giving effect to the issuance of shares of Company common stock pursuant to ISO, NQSO, Restricted Stock, and Deferred Stock awards since 1994 and outstanding awards under the Plan that may in the future result in the issuance of common stock, only approximately 178,500 shares are available for future option grants to key employees, directors and others. In order to have sufficient capacity for the foreseeable future to continue awarding ISOs, NQSOs, Restricted Stock, and Deferred Stock to retain, attract and motivate the Company’s key employees, directors and consultants, the Board of Directors has again amended the Plan, subject to ratification and approval by the shareholders, to increase the total number of shares available under the Plan by 200,000 shares to a total of 1,650,000 shares. Accordingly, at the Company’s 2017 Annual Shareholders Meeting, shareholders will be asked to approve an amendment to the Plan to increase the total number of shares that may be acquired under the Plan from 1,450,000 shares to 1,650,000 shares, and a related amendment, required by the Internal Revenue Code, that would extend to June 1, 2027 the period during which ISOs may be awarded under the Plan.

Proposed Amendment Related to Discretionary Equity Awards to Non-Employee Directors

Each director who is not an employee of the Company is paid compensation for his or her service as a director both in cash and by an award under Section 5(k) of the Plan that provides the opportunity to acquire shares of Company’s stock (the “Director Equity Award”). Currently, Section 5(k) of the Plan provides that the Director Equity Award can be in the form of shares of Restricted Stock or NQSOs, or both, as determined by the Board. Each year the terms of the specific Director Equity Award for that year are determined prior to the Company’s annual shareholders meeting when directors are elected or reelected and the Director Equity Award is deemed paid as of the date of the annual shareholders meeting. The number of shares of restricted stock and/or NQSOs that are awarded is determined through a two-step process. First, prior to the Company’s annual shareholders meeting, the Board decides on a dollar value for the Director Equity Award that will be paid as of the shareholder’s meeting. Second, this dollar value is divided by the fair market value per share of the Company’s stock or an option to purchase one share of common stock, depending on the form of the award, on the day of the annual shareholders meeting. For example, prior to the 2016 annual shareholders meeting, the Board determined the 2016 Director Equity Award would have a value of $30,000 and would be paid in Restricted Stock. On the date of the annual shareholder’s meeting the fair market value of one share of stock was determined to be $10.41. Dividing 30,000 by $10.41, the Company issued 2,882 shares of restricted stock. See “Director Compensation” below for further information regarding the Director Equity Awards in 2016.

The proposed amendment to the Stock Plan would add Deferred Stock as a third form of equity award the Board may use to pay the annual Director Equity Award in order to give further flexibility in paying director compensation. An award of Deferred Stock under the Plan would be similar to Restricted Stock in that, in each case, the recipient of the award does not initially have any property rights in shares of Company common stock because there exists a risk of forfeiture, and in each case conditions must be fulfilled before the shares that are the subject of the award become freely transferable. In the context of the Plan, the difference between Restricted Stock and Deferred Stock is that Restricted Stock is issued as of the date of the shareholders meeting and vests one year later, but may only become freely tradeable when all conditions and restrictions are satisfied, while, in the case of Deferred Stock, shares would not be issued until all conditions and restrictions are satisfied.

At the Company’s June 7, 2017 Annual Meeting, shareholders will be asked to approve amending Section 5(k) of the Plan to read as follows:

“(k)      Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan, a grant of Restricted Stock, Deferred Stock or NQSOs, or any combination thereof, shall be made to each Director who is not an employee of the Company or any Subsidiary within the meaning of

Rule 16b-3 of the Exchange Act and who, at the regular annual shareholders meeting, is elected or re-elected to the Board. Except as provided in (a) and (b) below, the number of Shares or method for determining the number of shares and the other terms of Restricted Stock, Deferred Stock or NQSOs shall be determined by the Board in its sole discretion at least 10 days prior to each such annual meeting of shareholders. The date of grant of the Restricted Stock, Deferred Stock or NQSOs shall be the date of the regular annual meeting of Shareholders on which such non-employee Director is elected or re-elected to serve on the Board. If an individual is elected to the Board between annual meetings of shareholders, a pro-rated grant of Restricted Stock, Deferred Stock or NQSOs may be made. The following terms shall apply to the Restricted Stock, Deferred Stock or NQSOs granted under this Section to non-employee Directors:

“(i)      Unless the Board specifies a longer period, each grant of Restricted Stock, Deferred Stock or NQSOs to a non-employee Director shall vest one year after the date of grant, provided that the non-employee Director continues to serve as a member of the Board until the next annual meeting of shareholders, and if the non-employee Director ceases to serve as a member of the Board for such period, he or she shall forfeit any Restricted Stock, Deferred Stock or NQSOs for which the restrictions have not lapsed; and,

“(ii)     Unless the Board determines otherwise, Shares acquired pursuant to a grant of Restricted Stock or Deferred Stock or upon exercise of an NQSO granted under this Section may not be sold before the second anniversary of the date of grant.”

Since 2012 the Board has only made Director Equity Awards in the form of Restricted Stock, and for the foreseeable future it is expected Director Equity Awards will only be made in Restricted Stock or Deferred Stock. The number of shares covered by such future awards will at all times be subject to the Board’s fiduciary duties and will be determined based on the Board’s judgment at that time as to what level of equity awards and what level of overall compensation is appropriate to attract and retain qualified directors. While permitted under the text of the Plan currently and as proposed to be amended, the Board of Directors does not expect to award any NQSOs in the foreseeable future, but the ability to issue NQSOs to directors has been maintained in the amended text of the Plan to provide flexibility with respect to the mix of compensation to be paid to non-employee directors under the Plan.

Summary of the Stock Plan.

As indicated above, the Stock Plan provides for the granting of awards in the form of ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights and Deferred Stock

Options. Options that are granted under the Plan may be either options that qualify as ISOs (“incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), or those that do not qualify as incentive stock options (“NQSOs”).

Restricted Stock and Deferred Stock. The Board may also grant restricted stock and deferred stock. Grants of restricted stock and deferred stock may be conditioned upon the attainment of specific performance goals. The restricted stock is held in custody by the Company until the restrictions on the stock have lapsed.

Director Equity Awards. Currently, Director Equity Awards are determined prior to each annual meeting of shareholders. The Board has discretion to determine whether the equity compensation should be in the form of an award of Restricted Stock or an award of NQSOs, or both, and the Board also has discretion to determine the approximate number of shares covered by the award by setting the dollar value of the award divided by the fair market value of the Restricted Stock or NQSOs. The award of Restricted Stock, or NQSOs, or both, is effective and paid to those individuals elected or re-elected as non-employee directors at the annual meeting of shareholders. Any award does not vest unless the non-employee director continues to serve as a director until the next annual meeting of shareholders, and resale of the Restricted Stock or shares acquired upon exercise of the NQSOs is prohibited until two years after the date of the annual meeting at which the awards were effective. The Plan authorizes the Board to determine other terms and conditions of the awards to non-employee directors, including restricting further vesting and resale of the restricted stock or shares acquired upon exercise of the NQSOs beyond the second anniversary of the date the award or awards were effective. Individuals elected as non-employee directors between annual meetings of shareholders are eligible to receive a pro-rated equity award as compensation for their service until the next annual meeting of shareholders.

Stock Appreciation Rights. The Board or committee may grant stock appreciation rights in conjunction with all or a part of any option granted under the Plan. Stock appreciation rights may be exercised only to the extent that the underlying options are exercisable and terminate upon expiration of the underlying options. Upon exercise of a stock appreciation right, an optionee is entitled to an amount in cash or shares or Common Stock equal in value to the excess of the fair market value of the Company’s Common Stock over the option price per share, multiplied by the number of shares for which stock appreciation rights are being exercised. Stock appreciation rights may not be granted to non-employee directors.

Administration. The Plan is administered by the Board of Directors, or a committee designated by the Board, which determines the persons who are to receive awards under the Plan, the type of award to be granted, the number of shares subject to each award and, if an option, the exercise price of each option. Options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or, for an Incentive Stock Option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). No stock option may be transferred other than by will or the laws of descent and distribution and may be exercised, during the lifetime of an optionee, only by the optionee. Incentive Stock Options that have been granted to employees who terminate employment due to death, disability or retirement may be exercised for a period of three years after termination by the optionee or the persons to whom the rights under such Incentive Stock Option shall have passed, or until the expiration of the stated term of the option, whichever period is shorter. Generally, the term of each Incentive Stock Option, which is fixed at the date of grant, must not exceed 10 years from the date the Incentive Stock Option is granted (except that an Incentive Stock Option granted to a person holding more than 10% of the Company’s voting stock may be exercised only for five years). The exercise of an option accelerates if (i) the Company liquidates, (ii) merges or consolidates with another corporation and is not the surviving corporation or (iii) transfers all or substantially all of its assets or 75% or more of its outstanding Common Stock to another person or entity. Generally, the number of options granted to individual employees is based upon the level of responsibility of such employee.

Federal Income Tax Consequences.

Incentive Stock Options. An optionee will not realize taxable income upon either the granting or exercise of an Incentive Stock Option. However, upon exercise of the Incentive Stock Option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

NQSOs. An optionee also will not realize taxable compensation income upon the grant of a Non-Qualified Stock Option. When an optionee exercises a Non-Qualified Stock Option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a Non-Qualified Stock Option, the optionee’s basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year.

Restricted Stock; Deferred Stock. The grant of restricted stock and deferred stock will not result in immediate income for the participant or a deduction for the Company for federal income tax purposes, assuming the shares are not transferable and are subject to restrictions creating a “substantial risk of forfeiture,” as intended by the Company. If the shares are transferable or there are no such restrictions or deferral periods, the participant will generally recognize compensation income upon receipt of the award. Otherwise, any participant generally will recognize taxable compensation income when any such restriction or deferral period lapses. In the case of Restricted Stock issued as a Director Equity Award, such recognition will likely occur one year after the date of grant, while in the case of Deferred Stock issued as a Director Equity Award, such recognition will likely occur two years after the date of grant. The amount of such income will be the value of the common stock on the date such recognition occurs, less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period would also be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. A participant may elect, under Section 83(b) of the Internal Revenue Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

Registration With SEC.

If the shareholders approve the proposed amendments, the Company intends to promptly file a registration statement covering the issuance of the additional shares authorized with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required for Shareholder Approval.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting at the annual meeting in person or by proxy is required for approval of the proposed amendment to the Company’s Stock Plan.

Board of Directors Recommendation

Your Board recommends a vote “FOR” approval of the proposed amendments of the Stock Plan, including increasing to 1,650,000 the number of shares authorized for issuance under the Stock Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Wipfli LLP has been the Company’s independent registered public accounting firm since August 31, 2014. The Board of Directors, upon recommendation of the Audit Committee, is requesting shareholder ratification of the appointment of Wipfli to serve as the independent registered public accounting firm for the Company for the current fiscal year ending December 31, 2017. A representative of Wipfli is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Billed and Paid to Independent Registered Public Accounting Firms.

The table below provides a summary of fees paid to Wipfli for professional services rendered in the two fiscal years ended December 31, 2016 and 2015:

	2016	2015
Fee Category
Audit Fees	$114,900	$107,000
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	6,190	19,000
Total Fees	$121,090	$126,000

Audit Fees. This category consists of fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports and auditing of our benefit plans.

Audit-Related Fees. This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees.” The Company paid no audit-related fees to Wipfli in 2016 or 2015.

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions. The Company paid no fees to Wipfli for tax compliance, tax advice, or tax planning in 2016 or 2015.

All Other Fees. This category consists of all fees paid to the independent registered public accounting firm for matters than the three listed above. In 2016 the Company paid Wipfli for assistance in preparing a registration statement/prospectus related to our Reorganization and developing agreed upon procedures required under a material contract with a third party. In 2015, the Company paid Wipfli for internal audits of our Bank Security Act program and developing agreed upon review procedures required under a major contract with a third party.

Audit Committee Pre-Approval Policies and Procedures.

In addition to approving the engagement of the independent registered public accounting firm to audit our consolidated financial statements, it is the policy of the Audit Committee to approve all uses of that firm for non-audit services prior to any engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm¸ it is the policy of the Audit Committee to restrict the non-audit services that may be provided to us by our independent registered public accounting firm to services that clearly would not compromise the independence of the firm.

Vote Required for Shareholder Approval.

The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting at the annual meeting in person or by proxy is required for shareholder ratification of appointing Wipfli to serve as the Company’s independent registered public accounting firm for the 2017 fiscal year.

EXECUTIVE COMPENSATION PROGRAMS AND PRACTICES

Role of the Compensation Committee in the Compensation Process.

The Compensation Committee has the following duties and responsibilities:

●	To review, approve and oversee our overall compensation strategy;

●	To review and approve the compensation and other terms of employment of Randall D. Sampson, our Chief Executive Officer, and other, currently employed individuals identified under the “Summary Compensation Table” below (collectively, the “Named Executive Officers” or “NEOs”) and other senior officers and key employees, and recommend to the entire Board the compensation and the other terms of employment of these officers and key employees;

●	To make recommendations to the Board regarding the amount of directors’ fees and other compensation for Board members, including retainer, Board meeting, committee and committee chair fees and Director Equity Awards;

●	To oversee the administration of the Company’s incentive-based or equity-based compensation plans and periodically consider and recommend changes in existing plans or the adoption of other or additional equity-based compensation plans; and,

●	To provide oversight for our 401(k) Plan, and any similar plans, including matters such as available investment options, performance, participation, administration, and review and approve generally the cost and scope of our other employee benefit plans.

Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its duties. In January 2016, the Committee engaged Total Rewards Group, LLC, an executive compensation consulting firm, to advise us on whether our approach to executive compensation is, in general, competitive and to suggest ways we might enhance our programs and practices. Based on information supplied to the Compensation Committee in 2015 and 2016 by Total Rewards Group, the Committee concluded its base compensation for Named Executive Officers and other key employees is generally competitive when compared to similar businesses. Based, in part, with Total Rewards Group’s assistance in February 2016, the Committee also developed and the Company’s Board approved new two incentive compensation plans discussed below.

In discharging its responsibilities, the Compensation Committee solicits certain information and advice from our President and Chief Executive Officer and our Vice President of Human Resources. These officers participate in the deliberations of the Compensation Committee regarding compensation of other employees, including providing information regarding salary history, historical bonus practices and related financial data, the responsibilities and performance of employees and recommendations regarding the appropriate levels of compensation, but do not take part in deliberations regarding their own compensation.

Objectives of our Compensation Programs.

It is the objective of the Compensation Committee to provide competitive levels of compensation that will attract, motivate and retain executives with superior leadership and management abilities and to provide incentives to executive officers so that we may achieve superior financial performance and to structure the forms of compensation paid to align the interests of our executive officers with those of the Company. With these objectives in mind, it has been our practice to provide a mix of base salary, bonus compensation, long-term, equity-based compensation and retirement compensation. Historically, base salary has represented approximately 75% or more of the total value of executive officer compensation, with cash bonuses, the value of long-term equity compensation and retirement compensation comprising the remainder. The Compensation Committee believes that these forms of compensation provide an appropriate combination of competitive fixed pay and variable pay as incentives to motivate superior short-term operational performance balanced with other incentives to achieve longer term operational goals and positive long-term stock price performance.

Information about the Components of our Compensation Programs.

Base Salary. Base salaries of our executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities. Base salaries are reviewed annually and adjustments, if any, are usually made in February or March of each year. Consideration is given by the Compensation Committee to other factors, including Company financial performance and subjective judgments by the Compensation Committee on individual performance based on factors such as development and execution of strategic plans, changes in areas of responsibility, the development and management of employees and participation in industry, regulatory or political initiatives beneficial to our business. The Compensation Committee does not, however, assign specific weights to these various qualitative factors in making decisions on base compensation.

Bonus Compensation. Cash bonuses are intended to provide exempt level employees, including executive officers, with an opportunity to receive additional cash compensation, but only if earned based on individual performance and the Company’s financial performance. Through fiscal 2015, the amount of each bonus was discretionary, based on Company financial performance in the immediately preceding year, as well as the Compensation Committee’s assessment of individual performance of each executive officer. In 2016 we adopted an Annual Incentive Plan that provides for performance based compensation using performance measures established in the first quarter of each year under which our officers and other key employees are given a defined opportunity, fixed as a percentage of their base compensation, to earn an annual bonus, if actual achievement compared to performance goals justifies a payment. While the Board intends that the Annual Incentive Plan will usually be the primary basis for paying bonuses, discretionary bonuses may also be paid as circumstances warrant. Bonuses paid to our Named Executive Officers for 2014, 2015 and 2016 performance are presented in the Summary Compensation Table. For 2016, greater than 50% of the total bonus paid was based on actual achievement compared to performance goals and the balance represented a discretionary bonus paid to each executive. Bonuses determined by the Compensation Committee for executive officers are subject to review and approval by all other independent directors.

Long Term, Equity Based Compensation. Prior to 2016 the Company provided long-term, equity-based incentive compensation through discretionary grants of deferred stock and stock options to executive officers and key employees under the Stock Plan. In March 2016 we adopted a Long Term Incentive Plan (the “LTI Plan”) that provides for performance-based compensation based on achievement over multi-year periods. The LTI Plan is integrated into our existing Stock Plan and replaced our previous, discretionary approach to long-term equity compensation. In the first quarter of 2016, the Committee determined performance measures and established performance goals for three year period ending in 2018 and established opportunities for our officers and other key employees to earn long-term incentive compensation as a percentage of their base compensation. At the end of 2018, and for subsequent three year periods starting in 2017, to the extent actual achievement over the three year period meets or exceeds performance goals set at the beginning of each three year period, the officers and other key employees will be issued shares of Company common stock.

Retirement Plan. The Company has established a 401(k) Plan. The Named Executive Officers may participate in the 401(k) Plan on the same basis as all other employees of the Company. The Company currently makes matching contributions of Company common stock equal to 50% of the first 6% of each employee’s contribution to the 401(k) Plan from his or her compensation.

Summary Compensation Table.

The following table presents the compensation earned for services in all capacities during 2016, 2015, and 2014 by (i) Randall D. Sampson, our Chief Executive Officer; (ii) the two next most highly compensated individuals serving as executive officers at the end of 2016; and (iii) two individuals, Mr. Hansen and Mr. Halstrom, that would have been two of the three most highly paid executive officers in 2016, but for the fact they were not serving as executive officers at the end of 2016 (all such individuals being together referred to as our “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)	Equity Incentive Awards ($)	All Other Compensation ($)(3)	Total ($)
Randall D. Sampson President and Chief Executive Officer	2016 2015 2014	251,633 244,281 237,427	34,961 38,475 34,000	0 0 0	0 0 41,600 (2)	17,433 16,734 17,097	304,027 299,490 330,124
David C. Hansen VP of Finance and Chief Financial Officer	2016 2015 2014	184,506 176,251 171,307	0 19,828 23,126	0 0 0	0 0 26,000 (2)	3,438 2,739 3,102	187,944 198,818 223,535
Eric A. Halstrom VP of Racing Operations	2016 2015 2014	151,314 144,663 141,077	0 19,240 16,753	0 0 0	0 0 26,000 (2)	1,000 2,739 2,076	152,314 166,642 185,906
Michael Garin VP of Non-Gaming Operations	2016 2015 2014	134,499 130,570 127,048	15,951 18,280 18,866	0 0 0	0 0 26,000 (2)	3,438 2,739 2,989	153,888 151,589 174,903
Michael Hochman VP of Card Club Operations	2016 2015 2014	129,123 125,512 116,833	15,309 17,549 14,604	0 0 0	0 0 15,600 (2)	3,438 2,739 1,904	147,870 145,800 148,941

(1)	For 2016 represents both a bonus paid under both the Company’s Annual Incentive Plan and a discretionary bonus; for 2014 and 2015 represents only a discretionary bonus. For all years, bonuses are reported for the years in which the related services were performed.

(2)	On March 18, 2014 the Named Executive Officers received awards of deferred stock that vest ratably over four years beginning March 18, 2015. The values expressed represent the aggregate grant date fair value for this deferred stock as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 1, “Summary of Accounting Policies,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	The components of this amount include the Company’s contributions in cash or stock to the Company’s 401(k) plan to partially match contributions by the respective individuals, Company paid premium on executive term life insurance, income tax preparation fees and a Company car allowance.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation.

We do not have any employment agreements with any of our executive officers, each of whom serves “at will.” Additionally, we do not have any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to the Named Executive Officer at, following, or in connection with any termination or change-in-control.

Other Compensation.

The Company does not pay its executive officers compensation other than as described above. In particular the Company does not provide for personal benefits or perquisites (“perks”) as a significant element of compensation of the Named Executive Officers, in particular, or employees of the Company generally.

Outstanding Equity Awards

The following table sets forth certain information concerning option awards outstanding to certain Named Executive Officers at March 31, 2017.

	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Randall D. Sampson	15,000 (1)		6.00	04/23/2019
	15,000 (2)		8.28	02/25/2020
Michael Garin	7,500 (1)		6.00	04/23/2019
	7,500 (2)		8.28	02/25/2020
Michael Hochman	750 (1)		6.00	04/23/2019
	1,500 (2)		8.28	02/25/2020

(1)	Represents options that were granted on April 23, 2009 that are fully vested and expire ten years from the date of grant.

(2)	Represents options that were granted on February 25, 2010 that are fully vested and expire ten years from the date of grant.

DIRECTOR COMPENSATION

Cash Compensation.

Each non-employee director receives a retainer paid at the annual rate of $30,000 for service as a director. In addition, non-employee directors receive compensation for service on Board committees. Members of the Audit Committee receive a retainer paid at the annual rate of $8,000, and the Chair of the Audit Committee receives an additional retainer paid at the annual rate of $4,000. Members of the Compensation Committee receive a retainer paid at the annual rate of $4,000, and the Chair of the Compensation Committee receives an additional retainer paid at the annual rate of $4,000. In addition, in recognition of their additional responsibilities and duties, the Chair and Vice-Chair receive, respectively, monthly payments of $2,083 and $1,583 for their service in these respective capacities.

Equity Compensation.

Non-employee members of our Board receive equity compensation pursuant to the terms of the Company’s Stock Plan. Under the Stock Plan, the Board has the authority to determine prior to each annual meeting of shareholders equity compensation to be paid to each non-employee director elected or re-elected at such annual meeting, including (1) whether the equity compensation should be in the form of an award of restricted stock or an award of non-qualified stock options (NQSOs), or both, and (2) the number of shares covered by the award or awards. Any awards of restricted stock, or NQSOs, or both, become effective and are paid to those individuals elected or re-elected as non-employee directors at the annual meeting of shareholders following the Board determination. Any award will not vest unless the non-employee director continues to serve as a director until the next following annual meeting of shareholders, and resale of the restricted stock or shares acquired upon exercise of the NQSOs may not occur until two years after the date of the annual meeting at which the awards were effective. Pursuant to Board action on June 9, 2016, each non-employee director received an award of 2,882 shares of restricted stock on June 28, 2016.

2016 Director Compensation.

The following table presents, the cash and other compensation paid by us to each non-employee member of our Board of Directors in 2016:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Curtis A. Sampson	$55,000	$30,000	$85,000

Dale H. Schenian	$49,000	$30,000	$79,000

Patrick R. Cruzen	$46,000	$30,000	$76,000

Carin J. Offerman	$46,000	$30,000	$76,000

Burton F. Dahlberg	$38,000	$30,000	$68,000

(1)	Randall D. Sampson, our President and CEO, receives no additional compensation for service as a director.

(2)	Represents a combination of retainers and committee fees received in 2016 as described above.

(3)	Represents restricted stock granted on June 28, 2016, that vests 100% on June 28, 2017 and will be subject to restrictions on resale for an additional year. The values expressed represent the aggregate grant date fair value for these fiscal 2016 restricted stock awards as determined pursuant to Accounting Standards Codification 718, Compensation – Stock Compensation (“ASC 718”), utilizing the assumptions discussed in Note 5, “Stock Based Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of 2016, we have not entered into any transaction, and there are no currently proposed transactions, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest.

Our Audit Committee Charter provides that the Audit Committee is responsible for reviewing, approving and providing oversight in regard to related party transactions. Our Code of Conduct also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions, certain of which may also be transactions in which we and a related person has or will have a direct or indirect material interest. By its charter, the Audit Committee is empowered to periodically review the Code of Conduct, as well as any other programs established to monitor compliance with any codes of conduct or business ethics policies established in the future.

While we do not have a written policy regarding the standards to be applied by our Audit Committee in reviewing conflict of interest transactions, Minnesota law establishes a procedure to be applied to such transactions which focuses on full disclosure of all of the material facts of the transaction to the Audit Committee, approval of the transaction by disinterested directors, and a showing that the transaction was fair and reasonable to the Company at the time it was authorized, approved, or ratified. We believe the Audit Committee would apply these same standards to any potential transaction in which the Company was a participant and in which any related person had or would have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that executive officers and directors and beneficial holders of 10% or more of our securities file reports of their beneficial ownership with the Securities and Exchange Commission on Forms 3, 4 and 5. According to our records, during the period from January 1, 2016 through December 31, 2016, a Form 4 was not timely filed for the grant on June 28, 2016 of 2,882 shares of restricted stock to each of C.A. Sampson, D. Schenian, B. Dahlberg, P. Cruzen and C. Offerman as partial compensation for service as a director. A Form 4 for each of the above transactions was subsequently filed with the SEC. According to our records, all other reports required have been timely filed.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information about issuers, including the Company, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult the Company’s website, www.canterburypark.com, for more information about the Company. Information presented on these websites is not incorporated by reference into this proxy statement.

OTHER INFORMATION

Shareholder Proposals for 2018 Annual Meeting.

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where these proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about June 6, 2018 and proxy materials in connection with that meeting are expected to be mailed on or about April 24, 2018. Shareholder proposals prepared in accordance with the Commission’s proxy rules must be received at our corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by December 20, 2017, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2018 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

Our Bylaws establish an advance notice procedure with regard to (i) business shareholders may wish to present directly at an annual meeting of our shareholders and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business. Our Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of that shareholder’s intention to bring that business before the meeting. To be timely, the notice must be given by the shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of our Bylaws, which are available for inspection by our shareholders at our principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with our Bylaws.

Shareholder Nominations. Our Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by a shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to us from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of our Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person would not be eligible for election as a director.

Annual Report.

For its Annual Report to Shareholders for 2016, the Company is providing its Annual Report on Form 10-K for its fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission in connection with paper and electronic deliveries of this proxy statement, and it is also available at http://canterburypark.investorroom.com/sec-filings. Shareholders may also request our 2016 Annual Report on Form 10-K as filed with the Securities and Exchange Commission by writing to the Secretary of the Company at our address on the first page of this Proxy Statement.

Other Matters.

Management knows of no other matters that will be presented at this 2017 Annual Meeting of Shareholders. If any other matters are properly presented at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

Randall D. Sampson President and Chief Executive Officer

CANTERBURY PARK HOLDING CORPORATION
1100 CANTERBURY ROAD
SHAKOPEE, MN 55379

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following five nominees as directors:
		☐	☐	☐
1. Election of Five Directors

Nominees

01 Burton F. Dahlberg	02 Carin J. Offerman		03 Curtis A. Sampson		04 Randall D. Sampson	05 Dale H. Schenian

The Board of Directors recommends you vote FOR proposals 2 and 3:							For	Against	Abstain

2. To approve amendments to the Company's Stock Plan, including increasing the number of shares authorized to be issued under the Stock Plan.							☐	☐	☐

3. To ratify the appointment of Wipfli LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.							☐	☐	☐

NOTE: The proxies are authorized in their discretion, to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000333931_1     R1.0.1.15

CANTERBURY PARK HOLDING CORPORATION ANNUAL

MEETING OF SHAREHOLDERS

June 7, 2017

10:00 a.m. Central Daylight Time

Canterbury Park Holding Corporation

1100 Canterbury Road

Shakopee, Minnesota

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement/Prospectus and Form 10-K are available at www.proxyvote.com

Canterbury Park Holding Corporation 1100 Canterbury Road Shakopee, Minnesota 55379 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Burton F. Dahlberg, Carin J. Offerman, and Randall D. Sampson, or any of them, as proxies, with full power of substitution, to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation to be held on Wednesday, June 7, 2017 at 10:00 a.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH NOMINEE NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 and 3.

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000333931_2     R1.0.1.15